UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 18, 2004

Date of Report (Date of earliest event reported)

Commission File Number: 000-27743

PAC-WEST TELECOMM, INC.

(Exact name of registrant as specified in its charter)

California	68-0383568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 W. March Lane, Suite 250	95207
Stockton, California	(Zip Code)
(Address of principal executive offices)

(209) 926-3300

(Registrant's telephone number, including area code)

Item 7. Financial Statements and exhibits.

(c) Exhibits.
99.1	Press Release, dated as of June 18, 2004.

Item 9. Regulation FD Disclosure.

On June 18, 2004, at the Company issued a press release which announced the appointment of Ms. Melinda Guzman-Moore as a director of the company. A copy of the related press release is attached as exhibit 99.1.

 The information in this Current Report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST TELECOMM, INC.

(Registrant)

Dated: June 18, 2004

By: /s/ Peggy Mc Gaw

Peggy Mc Gaw
Vice President Finance

INDEX TO EXHIBITS

99.1	Press Release, dated June 18, 2004.